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                              EXHIBIT NUMBER 23.2
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Board of Directors
VSI Enterprises, Inc.

We hereby consent to the incorporation by reference in the Registration Statement No. 33-44036 on Form S-8 dated November 14, 1991, Registration Statement No. 33-44035 on Form S-8 dated November 14, 1991, Registration Statement No. 33-55094 on Form S-3 dated November 25, 1992, Registration Statement No. 33-56856 on Form S-8 dated January 8, 1993, Registration Statement No. 33-72512 on Form S-8 dated December 3, 1993, Registration Statement No. 33-81314 on Form S-8 dated July 7, 1994, Registration Statement No. 333-728 on Form S-3 dated January 30, 1996, Registration Statement No. 33-85754 on Form S-3 dated January 30, 1996 (Post-Effective Amendment No. One), Registration Statement No. 333-15123 on Form S-3 dated October 30, 1996, Registration Statement No. 333-18237 on Form S-8 dated December 19, 1996, Registration Statement No. 333-18239 on Form S-8 dated December 19, 1996, Registration Statement No. 333-30597 on Form S-3 dated June 30, 1997 and Registration Statement No. 333-44407 on Form S-3 dated January 14, 1998, of our report dated February 21, 1997, relating to the 1995 and 1996 consolidated financial statements of VSI Enterprises, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ Grant Thornton LLP
Atlanta, Georgia
March 20, 1998